Exhibit 10.1

SEPARATION AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of the Effective Date, as defined in Paragraph 6 hereof, by and between SmartFinancial, Inc. (the “Holding Company”), SmartBank (together with the Holding Company, the “Bank”) and Gregory L. Davis (“Employee”). Together, the Bank and Employee may be referred to hereinafter as the “Parties”.

In consideration of the payments, covenants and releases described below, and in consideration of other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the Bank and Employee agree as follows:

1.Separation of Employment; Termination of Employment Agreement.

a.Employee resigned from employment with the Bank effective September 29, 2023 (the “Separation Date”). Employee acknowledges and agrees that, effective as of the Separation Date, his Employment Agreement with the Bank, dated as of March 9, 2020 (the “Employment Agreement”) shall terminate without further action by the Parties, and that the Bank shall have no continuing obligations to Employee under the Employment Agreement; provided, however, that Sections 7, 8, 9, 12, 13 and 15 of the Employment Agreement, as well as any other section of the Employment Agreement necessary to enforce such sections, shall survive and remain in full force and effect in accordance with their terms; and provided, further, that the “Post-Termination Period” (as defined in the Employment Agreement) shall be for period of 24 months following the Separation Date (instead of 12 months).

b.Employee will be paid any salary or wages earned unpaid through the Separation Date, as well as and any unreimbursed business expenses (if such expenses have been incurred and submitted in accordance with Bank policy no later than seven (7) days after the Separation Date). Employee acknowledges and agrees that, other than the amounts described in the preceding sentence, he has been paid all wages and accrued benefits to which he is entitled through the date of execution of this Agreement. Other than the payments set forth in this Agreement, the parties agree that the Bank owes no additional amounts to Employee for wages, back pay, severance pay, bonuses, damages, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason.

2.Consideration for this Agreement. In consideration of Employee’s promises and the General Release of Claims and Covenant Not To Sue contained in Paragraph 3 of this Agreement, the Bank agrees that, effective as of the Separation Date, 6,402 restricted shares of Holding Company common stock (the “Restricted Shares”) held by Employee shall become fully-vested, subject to withholding for taxes (the “Consideration”).  The Bank’s agreement to provide the Consideration is specifically contingent upon Employee (a) executing this Agreement and not revoking this Agreement, as set forth in Paragraph 6 below; and (b) complying with his obligations under this Agreement, the Employment Agreement and any other continuing contractual obligations he owes to the Bank.

3.	General Release of Claims and Covenant Not To Sue.

a.General Release of Claims. In consideration of the payments made to Employee by the Bank and the promises contained in this Agreement, Employee on behalf of himself/herself and his/her agents and successors in interest, hereby UNCONDITIONALLY RELEASES AND DISCHARGES the Bank, its successors, subsidiaries, parent companies, assigns, joint ventures, and affiliated companies and their respective agents, legal representatives, shareholders, attorneys, employees, members, managers, officers and directors (collectively, the “Releasees”) from ALL CLAIMS, LIABILITIES, DEMANDS AND CAUSES OF ACTION which he may by law release, as well as all contractual obligations not expressly set forth in this Agreement, whether known or unknown, fixed or contingent, that he may have or claim to have against any Releasee for any reason as of the date of execution of this Agreement. This General Release and Covenant Not To Sue includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination; claims arising under severance plans and contracts; and claims growing out of any legal restrictions on the Bank’s rights to terminate its employees or to take any other employment action, whether statutory, contractual or arising under common law or case law. Employee specifically acknowledges and agrees that he is releasing any and all rights under federal, state and local employment laws including without limitation the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Americans With Disabilities Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the anti-retaliation provisions of the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, the Employee Polygraph Protection Act, the Fair Credit Reporting Act, the Tennessee Human Rights Act, and any and all other local, state, and federal law claims arising under statute or common law. It is agreed that this is a general release and it is to be broadly construed as a release of all claims, except as set forth in Paragraph 3(e) below.

b.Covenant Not to Sue. Except as expressly set forth in Paragraph 4 below, Employee further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge to assert against any of the Releasees any claim released by this Agreement.

c.Acknowledgement Regarding Payments and Benefits. Employee acknowledges and agrees that he has been paid all wages and accrued benefits to which he is entitled through the date of execution of this Agreement. Other than the payments set forth in this Agreement, the Parties agree that the Bank owes no additional amounts to Employee for wages, back pay, severance pay, bonuses, damages, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason.

d.Other Representations and Acknowledgements. This Agreement is intended to and does settle and resolve all claims of any nature that Employee might have against the Bank arising out of their employment relationship or the termination of employment or relating to any other matter, except as set forth in Paragraph 3(e) below. By signing this Agreement, Employee acknowledges that he is doing so knowingly and voluntarily, that he understands that he may be releasing claims he may not know about, and that he is waiving all rights he may have had under any law that is intended to protect him from waiving unknown claims. This Agreement shall not in any way be construed as an admission by the Bank or any of the Releasees of wrongdoing or liability or that Employee has any rights against the Bank or any of the Releasees. Employee represents and agrees that he has not transferred or assigned, to any person or entity, any claim that he is releasing in this Paragraph 3.

e.Exceptions to General Release. Nothing in this Agreement is intended as, or shall be deemed or operate as, a release by Employee of (i) any rights of Employee under this Agreement; (ii) any vested benefits under any Bank-sponsored benefit plans; (iii) any rights under COBRA or similar state law; (iv) any recovery to which Employee may be entitled pursuant to workers’ compensation and unemployment insurance laws; (v) Employee’s right to challenge the validity of his release of claims under the ADEA; (vi) any rights or claims under federal, state, or local law that cannot, as a matter of law, be waived by private agreement; and (vii) any claims arising after the date on which Employee executes this Agreement.

4.Protected Rights. Employee understands that nothing contained in this Agreement limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Employee further understands that this Agreement does not limit Employee’s ability to communicate or share information with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies. However, based on Employee’s release of claims set forth in Paragraph 3 of this Agreement, Employee understands that Employee is releasing all claims and causes of action that Employee might personally pursue or that might be pursued in Employee’s name and, to the extent permitted by applicable law, Employee’s right to recover monetary damages or obtain injunctive relief that is personal to Employee in connection with such claims and causes of action.

5.Acknowledgment. Employee shall have until the twenty-first (21st) day after he receives this Agreement to execute this Agreement. If he does not execute the Agreement by that date, the offer contained in this Agreement shall be revoked by the Bank. The Bank hereby advises Employee to consult with an attorney prior to executing this Agreement and Employee acknowledges and agrees that the Bank has advised, and hereby does advise, him of his opportunity to consult an attorney or other advisor and has not in any way discouraged him from doing so. Employee expressly acknowledges and agrees that he has been offered twenty-one (21) days to consider this Agreement before signing it, that he has read this Agreement and Release carefully, that he has had sufficient time and opportunity to consult with an attorney or other advisor of his choosing concerning the execution of this Agreement. Employee acknowledges and agrees that he fully understands that the Agreement is final and binding, that it contains a full release of all claims and potential claims, and that the only promises or representations he has relied upon in signing this Agreement are those specifically contained in the Agreement itself. Employee acknowledges and agrees that he is signing this Agreement voluntarily, with the full intent of releasing the Bank and the Releasees from all claims covered by Paragraph 3.

6.Revocation and Effective Date. The Parties agree Employee may revoke the Agreement at will within seven (7) days after he executes the Agreement by giving written notice of revocation to Bank. Such notice must be delivered to Ron Gorczynski and must actually be received by such person at or before the above-referenced seven-day deadline. Such revocation notice may be sent to Ron Gorczynski at ron.gorczynski@smartbank.com or 5401 Kingston Pike #600, Knoxville, TN 37919. The Agreement may not be revoked after the expiration of the seven-day deadline. In the event that Employee revokes the Agreement within the revocation period described in this Paragraph, this Agreement shall not be effective or enforceable, and all rights and obligations hereunder shall be void and of no effect. Assuming that Employee does not revoke this Agreement within the revocation period described above, the effective date of this Agreement (the “Effective Date”) shall be the eighth (8th) day after the day on which Employee executes this Agreement.

7.Confidentiality Obligations.

a.Employee agrees to keep the terms and conditions of this Agreement confidential and not to disclose them to anyone except his spouse, financial advisors, attorneys, or as otherwise required by law, provided that before Employee shares this Agreement with his spouse, financial advisor, or attorney, Employee agrees to notify him or her of this confidentiality requirement.

b.Employee agrees that he will not, directly or indirectly, use, distribute, or disclose to any person any confidential or proprietary information regarding the Bank’s and/or any Releasees’ business, including but not limited to, practices, procedures, and policies; trade secrets; techniques; technology; studies and reports; marketing and business plans; financial information; employment information; and any and all other information of the Bank and/or any Releasees that is valuable to the Bank or such Releasee(s) and not generally known outside of the Bank or such Releasee(s). This obligation shall remain in effect for as long as the information or materials in question retain their status as confidential. This Agreement does not, however, prohibit disclosure of information that was or becomes generally known or available to the public through no fault of Employee.

c.Notwithstanding the foregoing obligations and restrictions regarding confidential information, nothing in this Agreement shall prohibit or restrict, or is intended to prohibit or restrict, Employee from: (i) disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Employee shall provide the Bank with prompt notice of such requirement so that the Bank may seek an appropriate protective order prior to any such required disclosure by Employee; (ii) reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation, and Employee shall not need the prior authorization of the Bank to make any such reports or disclosures and shall not be required to notify the Bank that Employee has made such reports or disclosures; or (iii) disclosing the underlying facts or circumstances relating to any claim of sexual harassment. In addition, Employee is hereby given notice that he shall not be criminally or civilly liable under any federal or state trade secret law for: (iv) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in either event solely for the purpose of reporting or investigating a suspected violation of law; or (v) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

8.Return of Property. Employee represents and warrants he has returned to the Bank all documents, materials, equipment, keys, recordings, client contact information, other client-related information, sales information, workforce information, production information, computer data, and other material and information relating to Bank or any of the other Releasees, or the business of the Bank or any of the other Releasees (“Bank Property”), and that he has not retained or provided to anyone else any copies, excerpts, transcripts, descriptions, portions, abstracts, or other representations of Bank Property. To the extent that Employee has any Bank Property in electronic form (including, but not limited to, Bank-related e-mail), Employee represents and warrants that, after returning such electronic Bank Property as described in this Paragraph, he has permanently deleted such Bank Property from all non-Bank-owned computers, mobile devices, electronic media, cloud storage (e.g. DropBox), or other media devices, or equipment. Employee further represents and warrants that he has not provided and will not provide any Bank Property to any third party, including any documents, equipment, or other tangible property, but with the exception of non-confidential materials generally distributed by Bank to clients or the general public.

9.Final Agreement. Subject to Section 1(a), this Agreement contains the entire agreement between the Bank and Employee with respect to the subject matter hereof. The Parties agree that this Agreement may not be modified except by a written document signed by both Parties. The Parties agree that this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

10.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Tennessee without giving effect to its conflict of law principles.

11.Severability. With the exception of the release contained in Paragraph 3, the provisions of this Agreement are severable and if any part of it is found to be unenforceable the other paragraphs shall remain fully and validly enforceable. If the general release and covenant not to sue set forth in Paragraph 3 of this Agreement is found to be unenforceable, this Agreement shall be null and void and Employee will be required to return to the Bank all Consideration already paid to Employee. The language of all valid parts of this Agreement shall in all cases be construed as a whole, according to fair meaning, and not strictly for or against any of the parties.

12.Waiver. The failure of either party to enforce any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision. Any waiver of any provision of this Agreement must be in a writing signed by the party making such waiver. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

The Parties hereby signify their agreement to these terms by their signatures below.

Employee /s/ Gregory L. Davis Gregory L. Davis Date: 9/27/23	SmartBank By: /s/ William Y. Carroll, Jr. William Y. Carroll, Jr. President and Chief Executive Officer Date: 9/27/23

SmartFinancial, Inc. By: /s/ William Y. Carroll, Jr. William Y. Carroll, Jr. President and Chief Executive Officer Date: 9/27/23